EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended March 8, 2013

 Current Month                                                          Rolling Performance*                                   Rolling Risk Metrics* (Apr 2008 – Mar 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.8%	1.4%	-0.1%	-4.8%	-4.0%	-3.6%	2.0%	-3.6%	10.7%	-23.6%	-0.3	-0.4
B**	0.8%	1.4%	-0.2%	-5.4%	-4.6%	-4.3%	N/A	-4.3%	10.7%	-25.7%	-0.4	-0.5
Legacy 1***	0.9%	1.4%	0.3%	-2.8%	-2.1%	N/A	N/A	-3.2%	10.8%	-18.4%	-0.2	-0.4
Legacy 2***	0.9%	1.4%	0.3%	-3.1%	-2.4%	N/A	N/A	-3.5%	10.7%	-18.9%	-0.3	-0.4
Global 1***	0.9%	1.5%	0.5%	-2.2%	-2.7%	N/A	N/A	-4.0%	10.3%	-17.7%	-0.3	-0.5
Global 2***	0.9%	1.5%	0.4%	-2.5%	-2.9%	N/A	N/A	-4.3%	10.2%	-18.7%	-0.4	-0.5
Global 3***	0.9%	1.4%	0.1%	-4.0%	-4.6%	N/A	N/A	-6.0%	10.2%	-24.0%	-0.6	-0.7

S&P 500 Total Return Index****	2.2%	2.5%	9.2%	12.5%	12.2%	5.5%	8.4%	5.5%	18.9%	-46.4%	0.4	0.4
Barclays Capital U.S. Long Gov Index****	-2.9%	-2.5%	-4.6%	4.8%	11.5%	7.8%	7.0%	7.8%	13.4%	-12.3%	0.6	1.1
*          Performance metrics are calculated using month-to-date performance estimates.  All performance data is subject to verification.
**       Units began trading in August 2003.
***     Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	24%					24%
Energy	6%	Long	Crude Oil	2.2%	Long	6%	Long	Crude Oil	2.2%	Long
			Gasoline Blendstock	2.0%	Long			Gasoline Blendstock	2.0%	Long
Grains/Foods	11%	Short	Coffee	1.8%	Short	11%	Short	Coffee	1.8%	Short
			Sugar	1.5%	Short			Sugar	1.4%	Short
Metals	7%	Short	Gold	2.5%	Short	7%	Short	Gold	2.5%	Short
			Copper	1.8%	Short			Copper	1.8%	Short
FINANCIALS	76%					76%
Currencies	25%	Short $	Euro	2.4%	Short	25%	Short $	Euro	2.4%	Short
			Japanese Yen	2.3%	Short			Japanese Yen	2.3%	Short
Equities	33%	Long	Dax Index	3.8%	Long	33%	Long	Dax Index	3.8%	Long
			S&P 500	3.3%	Long			S&P 500	3.3%	Long
Fixed Income	18%	Long	Bunds	5.6%	Long	18%	Long	Bunds	5.6%	Long
			Bobl	2.3%	Long			Bobl	2.3%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets rallied over 5% as cold weather in the Midwest boosted demand.  The U.S. Energy Information Administration, reported larger-than-expected declines in domestic inventories, which also supported higher natural gas prices.  Crude oil markets also moved higher, driven by optimistic U.S. jobs data.

Grains/Foods
Wheat prices fell to an 8-month low as precipitation in the Midwest supported optimistic output forecasts.  Soybean prices rallied 3% due to data which showed strong export demand.  Sugar prices experienced a near 5% rally because of port-related shipment delays in Brazil and heavy buying by commodity funds.

Metals
Precious metals markets posted modest gains due to speculation of ongoing quantitative easing in the U.S. and Eurozone.  Base metals markets finished mixed as the bullish effect of positive U.S. jobs data was offset by weakness caused by slow Chinese growth and by elevated global supplies.

Currencies
The Japanese yen continued to decline against global counterparts as investors drove the currency lower as the Bank of Japan continued monetary easing.  The U.S. dollar index, which benchmarks the dollar’s performance against a basket of global currencies, rallied when data showed the U.S. created more jobs than expected in February which reduced the unemployment rate to a 4-year low.

Equities
Global equity markets finished widely higher as optimistic employment data in the U.S. and bullish sentiment surrounding the Eurozone prompted buying.  The Japanese Nikkei 225 surged nearly 6% due to beliefs the yen’s steady decline will support the nation’s export industries.

Fixed Income
North American and German fixed-income markets experienced sharp declines as investors shifted their focus towards higher yielding assets.  An improving outlook for the U.S. economy and strong equity market rallies were the main drivers behind depressed demand for safe-haven assets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.